      As filed with the Securities and Exchange Commission on July 24, 2002
                                                         Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------
                            PRENTISS PROPERTIES TRUST
             (Exact name of Registrant as specified in its charter)

                  Maryland                                  75-2661588
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)               Identification Number)

         3890 West Northwest Highway                          75220
                  Suite 400                                 (Zip Code)
                Dallas, Texas
  (Address of principal executive offices)

                            Prentiss Properties Trust
                              Amended and Restated
                         Trustees' Share Incentive Plan
                            (Full title of the plan)

                                Gregory S. Imhoff
                            Prentiss Properties Trust
                     3890 West Northwest Highway, Suite 400
                               Dallas, Texas 75220
                                 (214) 654-0886
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                    Copy to:
                            Michael E. Dillard, P.C.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         1700 Pacific Avenue, Suite 4100
                            Dallas, Texas 75201-4675
                                 (214) 969-2800

                             ----------------------

                                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                       Proposed Maximum      Proposed Maximum      Amount of
         Title of Securities           Amount to be     Offering Price      Aggregate Offering   Registration
            to be Registered          Registered (1)     Per Share (2)           Price (2)          Fee (3)
---------------------------------------------------------------------------------------------------------------
 Common Shares of Beneficial
 Interest, par value $0.01 per            300,000           $25.59              $7,677,000          $705.36
 share (3)
---------------------------------------------------------------------------------------------------------------
 Preferred Share Purchase Rights            (4)             N/A(4)                N/A(4)            None(4)
===============================================================================================================

(1) 300,000 shares are available for grant under the Amended and Restated Trustees' Share Incentive Plan. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also relates to such additional shares as may be issuable as a result of certain adjustments, including, without limitation, stock dividends and stock splits.
(2) Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the Common Shares to be registered hereunder has been calculated as the average of the high and low sales prices of the Common Shares of Prentiss Properties Trust on July 23, 2002, as reported by the New York Stock Exchange.
(3) One Preferred Share Purchase Right will be issued with each Common Share. As no additional consideration will be received for the Preferred Share Purchase Rights, no registration fee is required with respect to them under Rule 457(i).
(4) The rights to purchase Junior Participating Cumulative Preferred Shares of Beneficial Interest, Series B, par value $0.01 per share, are attached to and trade with the common shares. As no additional consideration will be received for the rights, no registration fee is required with respect to them under Rule 457(i). Rule 457(g) of the Securities Act of 1933 does not require the payment of a registration fee because the Company is registering the rights in the same registration statement as the securities being offered pursuant to the rights.

================================================================================

     Incorporation of Documents by Reference

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan was filed with the Securities and Exchange Commission on May 28, 1999. Accordingly, pursuant to General Instruction E of Form S-8, promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-79623), filed with the Securities and Exchange Commission on May 28, 1999, are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings assigned to them in the incorporated document.

     Amendment to the Amended and Restated Trustees' Share Incentive Plan

     The Amended and Restated Trustees' Share Incentive Plan (the "Plan") of Prentiss Properties Trust (the "Company") amends and restates the Company's Trustees' Share Incentive Plan that was adopted by the Company's Board of Trustees on October 15, 1996 (the "Prior Plan") in that the Plan (i) increases the number of shares of the Company's common shares, par value $0.01 per share (the "Common Stock"), available for issuance under the Prior Plan by 300,000 shares, (ii) extends the duration of the Prior Plan by ten (10) years, and (iii) gives the Board of Trustees of Prentiss Properties Trust broader authority in terms of the types, amounts, and dates of share grants that it can issue than were authorized under the Prior Plan;

     Interests of Named Experts and Counsel

     The validity of the issuance of the Common Shares offered by this Registration Statement will be passed on by Ballard Spahr Andrews & Ingersoll, LLP.

     Incorporation of Documents by Reference

     We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date hereof until our offering is completed.

     1. The Company's Annual Report on Form 10-K, File No. 001-14516, for the year ended December 31, 2001, filed on March 27, 2002;

     2. The Company's Quarterly Report on Form 10-Q, file No. 001-14516, for the quarter ended March 31, 2002, filed on May 15, 2002;

     3. The updated description of securities contained in our registration statement on Form 8-A12B/A, File No. 001-14516, filed on June 27, 2002, under the Securities Exchange Act; including any reports filed under the Securities Exchange Act for the purpose of updating such description; and

     4. The updated description of securities contained in our registration statement on Form 8-A12B/A, File No. 001-14516, filed on February 2, 2002, under the Securities Exchange Act; including any reports filed under the Securities Exchange Act for the purpose of updating such description.

     Exhibits

     See Index to Exhibits, attached hereto.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas as of July 24, 2002.

                                   PRENTISS PROPERTIES TRUST

                                   By:  /s/ Thomas F. August
                                       ________________________________________
                                        Thomas F. August
                                        President and Chief Operating Officer

                                POWER OF ATTORNEY

          The undersigned directors and officers of Prentiss Properties Trust hereby constitute and appoint Thomas F. August and Gregory S. Imhoff, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of July 24, 2002.

    Name                                               Title
    ----                                               -----
     /s/ Michael V. Prentiss
    _______________________________      Chairman of the Board of Trustees
    Michael V. Prentiss

     /s/ Thomas F. August
    _______________________________      President, Chief Executive Officer and Trustee
    Thomas F. August                     (Principal Executive Officer)

     /s/ Michael A. Ernst
    _______________________________      Senior Vice President and Chief Financial Officer
    Michael A. Ernst                     (Principal Financial Officer)

     /s/ Thomas P. Simon
    _______________________________      Senior Vice President and Chief Accounting Officer
    Thomas P. Simon                      (Principal Accounting Officer)

     /s/ Thomas J. Hynes, Jr.
    _______________________________      Trustee
    Thomas J. Hynes, Jr.

     /s/ Barry J.C. Parker
    _______________________________      Trustee
    Barry J.C. Parker

     /s/ Leonard M. Riggs, Jr.
    _______________________________      Trustee
    Leonard M. Riggs, Jr.

     /s/ Ronald G. Steinhart
    _______________________________      Trustee
    Ronald G. Steinhart

     /s/ Lawrence A. Wilson
    _______________________________      Trustee
    Lawrence A. Wilson

                                INDEX TO EXHIBITS

Exhibit
Number                                                            Exhibits
------                                                            --------

    4.1 Form of Common Share Certificate (filed as Exhibit 4.1 to our Registration Statement on Amendment No. 1 of Form S-11, File No. 333-09863, and incorporated by reference herein).

    4.2 Amended and Restated Declaration of Trust of the Registrant (filed as Exhibit 3.1 to our Registration Statement on Amendment No. 1 of Form S-11, File No. 333-09863, and incorporated by reference herein).

    4.3         Amended and Restated Bylaws of the Registrant (filed as Exhibit
                3.2 to our Report on Form 10-K, filed March 27, 2002, File No. 001-14316, and incorporated by reference herein).

    4.4 Articles Supplementary, dated February 17, 1998, Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Junior Participating Cumulative Preferred Shares of Beneficial Interest, Series B, and Fixing Distribution and Other Preferences and Rights of such Shares (filed as an Exhibit to our Registration Statement on Form 8-A, filed on February 17, 1998, File No. 000-23813 and incorporated by reference herein).

    4.5 Articles Supplementary, dated June 25, 1998, Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest and Fixing Distribution and Other Preferences and Rights of such Shares (included as Exhibit 3.5 to our Form 10-Q, filed on August 12, 1998, File No. 001-14516).

    4.6         Articles Supplementary, dated March 20, 2001 (filed as an
                Exhibit 3.6 to our Report on Form 10-K, filed March 27, 2001, File No. 001-14516, and incorporated by reference herein).

    4.7 Articles Supplementary Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest and Fixing Distribution and Other Preferences and Rights of such Shares, dated March 20, 2001 (filed as an Exhibit 3.7 to our Report on Form 10-K, filed on March 27, 2001, File No. 001-14516, and incorporated by reference herein).

    4.8         Articles Supplementary, dated January 4, 2002, (filed as
                Exhibit 3.7 to our Report on Form 10-K, filed on March 27, 2002, File No. 001-14516, and incorporated by reference herein).

    4.9 Form of Common Share Certificate (filed as Exhibit 4.1 to our Registration Statement on Amendment No. 1 of Form S-11, File No. 333-09863, and incorporated by refe

    4.10        Amended and Restated Rights Agreement dated January 22,
                2002, between Prentiss Properties Trust and EquiServe Trust Company, N.A., as Rights Agent (filed as Exhibit 1 to Amendment No. 2 to our Registration Statement on Form 8-A, filed on February 6, 2002, File No. 000-014516).

    4.11 First Amendment, dated June 26, 2002, to the Amended and Restated Rights Agreement between Prentiss Properties Trust and Equiserve Trust Company, N.A. as Rights Agent (filed as Exhibit 2 to Amendment No. 3 to our Registration Statement on Form 8-A, filed on June 27, 2002, File No. 000-014516).

   *4.12        Amended and Restated Trustees' Share Incentive Plan, dated
                May 15, 2002.

  *5            Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP.

  *23.1         Consent of PricewaterhouseCoopers LLP.

  *23.2 Consent of Ballard, Spahr, Andrews & Ingersoll, LLP (included in Exhibit 5)

  *24 Power of Attorney (included on signature page of this Registration Statement).

          ____________

     * Filed herewith